UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2025

Jaguar Health, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36714	46-2956775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Pine Street Suite 400
San Francisco, California		94104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 371-8300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On March 26, 2025 (the “Execution Date”), Jaguar Health, Inc. (the “Company”) entered into securities purchase agreements (the “Securities Purchase Agreements”) with selected accredited investors (each, an “Investor”), pursuant to which the Company, in a private placement (the “Private Placement”), will issue approximately $3.4 million aggregate principal amount of convertible promissory notes (collectively, the “Notes”) to such Investors. The Company will use the proceeds for working capital and other general corporate purposes. The offering is expected to close on or about March 27, 2025, subject to satisfaction of customary closing conditions.

Convertible Promissory Notes

The Notes bear interest at the rate of 6% per annum and will mature three months after issuance (the “Maturity Date”).

The Notes will be immediately convertible, at each holder’s option, in part or in full, into an aggregate of 622,598 shares (the “Conversion Shares”) of the Company’s voting common stock, par value $0.0001 per share (the “Common Stock”), at a conversion price of $5.535 per share for Investors who are not an officer, director, employee or consultant of the Company (collectively, an “Insider”), and $5.555 per share for Investors who are Insiders, subject to adjustment for customary stock dividend, stock split, stock combination or other similar transactions.

So long as the Company has not received a notice from the holder for the conversion of the Notes where the applicable Conversion Shares have not yet been delivered, the Company may repay any amount outstanding under the Notes at par (including principal and accrued and unpaid interest) (each, an “Optional Repayment”).The Company may only effect an Optional Repayment if each of the Equity Conditions (as defined in the Notes) shall have been met on each Trading Day during the period commencing on the Optional Repayment Notice Date through to the Optional Repayment Date (as such terms are defined in the Notes) and through and including the date that payment of the Optional Repayment is actually made in full.

Under the Notes, the Company is subject to certain restrictive covenants, including a covenant restricting the Company’s right to pay dividends or otherwise make any payment or distribution in respect of the Company’s capital stock, subject to certain limited exceptions, without the prior written consent of the holders of the Notes. In addition, the Company is required to use 100% of the net amount of any outside investments received by the Company (excluding product sales revenue) for repayment of the Notes.

As long as any portion of a Note remains outstanding, unless the holders of at least 50.1% in principal amount of the then outstanding Notes shall have otherwise given prior written consent, the Company shall not, and shall not permit any of its Subsidiaries (as defined in the Notes) to, directly or indirectly enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, subject to certain limited exceptions.

Common Stock Warrants

As an inducement to enter into the Securities Purchase Agreement, the Investors will receive warrants (collectively, the “Warrants”) to purchase up to an aggregate of 622,598 shares of Common Stock (the “Warrant Shares”) with an initial exercise price equal to $5.41 per share for Investors who are not Insiders, and $5.43 per share for Investors who are Insiders, in each case subject to adjustment for reclassification of the Common Stock, non-cash dividend, stock split, reverse stock split or other similar transaction (the “Exercise Price”). The Warrants will be exercisable immediately upon issuance and will expire on the earlier of (i) five years from the date of issuance, (ii) the consummation of a fundamental transaction and (iii) the consummation of a liquidation event.

Certain Insiders, including the Company’s Chief Executive Officer, Chief Financial Officer and certain members of the Company’s board of directors and officers, will participate in the Private Placement. These Insiders will purchase $535,000 aggregate principal amount of the Notes which will be convertible into up to 96,309 Conversion Shares, and will receive Warrants to purchase up to 96,309 Warrant Shares.

The Company makes certain customary representations and warranties and has agreed to customary covenants and obligations. The Securities Purchase Agreements and the Notes contain customary events of default upon the occurrence and during the continuance of which the Notes shall, at the option of the holders by written notice to the Company, become immediately due and payable and the Company shall pay to the holders an amount equal to the then outstanding balance of the Notes and accrued and unpaid interest thereon, plus Default Interest (as defined in the Notes), if any.

Engagement of the Placement Agent; Placement Agent Warrants

The Company engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) to act as its exclusive placement agent in connection with the transactions summarized above and has agreed to pay the Placement Agent (i) a cash fee equal to 7.0% of the aggregate gross proceeds raised in the Private Placement from Investors who are not Insiders and (ii) a management fee equal to 1.0% of the aggregate gross proceeds raised in the Private Placement and will reimburse the Placement Agent for certain fees and expenses.

The Company has also agreed to issue to the Placement Agent or its designees, at the closing of the Private Placement, warrants to purchase up to 37,376 shares of Common Stock (the “Placement Agent Warrants”), which will have the same form and terms as the Warrants except that the Placement Agent Warrants will have an exercise price equal to $6.9188 per share. In addition, upon the exercise for cash of any Warrants, the Company shall issue to the Placement Agent (or its designees) the warrants to purchase that number of shares of Common Stock equal to 6.0% (or in the case of any Warrant Exercise by certain Insiders, 3.5%) of the aggregate number of such shares of Common Stock underlying such Warrants that have been so exercised and such warrants will be in the same form and terms as the Placement Agent Warrants originally issued.

Registration Rights Agreement

In connection with the transactions described above, the Company also entered into a registration rights agreement with the Investors (the “Registration Rights Agreement”), pursuant to which the Company agreed to register the Conversion Shares and the Warrant Shares. The Company is required to file a registration statement for the resale of such securities no later than April 15, 2025 and to use reasonable best efforts to cause such registration statement to be declared effective by the date that is three days after the Company receives notification (orally or in writing) from the Securities and Exchange Commission (the “SEC”) that such registration statement will not be reviewed or will not be subject to further review by the SEC.

The Company also agreed to other customary obligations regarding registration, including indemnification and maintenance of the effectiveness of the registration statement.

The form of Note, the form of Warrant, the form of Placement Agent Warrant, the form of Securities Purchase Agreement, the form of Registration Rights Agreement are filed as Exhibits 4.1, 4.2, 4.3, 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and such documents are incorporated herein by reference. The foregoing is only a brief description of thematerial terms of the Notes, the Warrants, the Placement Agent Warrants, the Securities Purchase Agreement and the Registration Rights Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety.

All of the securities described in this Current Report on Form 8-K were offered and sold in reliance upon exemptions from registration pursuant to 4(a)(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The offering was made to an “accredited investor” (as defined by Rule 501 under the Securities Act).

Item 8.01 Other Events.

On March 26, 2025, the Company issued a press release announcing the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Convertible Promissory Note
4.2	Form of Common Stock Warrant.
4.3	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	Press Release, dated March 26, 2025
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

Date:	March 26, 2025	By:	/s/Lisa A. Conte
Lisa A. Conte Chief Executive Officer & President